AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 1997
                                        Registration No. 333-____

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                              _______________
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                          R&B FALCON CORPORATION
          (Exact Name of Registrant as Specified in its Charter)

          DELAWARE                                      76-0544217
  (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                     Identification No.)

                      1900 WEST LOOP SOUTH, SUITE 1800
                            HOUSTON, TEXAS 77027
        (Address of Principal Executive Offices including Zip Code)
             FALCON DRILLING COMPANY, INC. 1997 STOCK OPTION PLAN
             FALCON DRILLING COMPANY, INC. 1995 STOCK OPTION PLAN
           FALCON DRILLING COMPANY, INC. 1994 STOCK OPTION PLAN
           FALCON DRILLING COMPANY, INC. 1992 STOCK OPTION PLAN
         READING & BATES CORPORATION 1997 LONG-TERM INCENTIVE PLAN READING & BATES CORPORATION 1996 DIRECTOR RESTRICTED STOCK AWARD PLAN
         READING & BATES CORPORATION 1995 LONG-TERM INCENTIVE PLAN
        READING & BATES CORPORATION 1995 DIRECTOR STOCK OPTION PLAN
         READING & BATES CORPORATION 1992 LONG-TERM INCENTIVE PLAN
             READING & BATES CORPORATION 1990 STOCK OPTION PLAN
                         (Full Title of the Plans)

                             STEVEN A. WEBSTER
                          R&B FALCON CORPORATION
                          CHIEF EXECUTIVE OFFICER
                     1900 WEST LOOP SOUTH, SUITE 1800
                           HOUSTON, TEXAS 77027
                  (Name and Address of Agent for Service)
                              (713) 623-8984
                     (Telephone Number, including Area
                        Code, of Agent for Service)

                      Copies of all correspondence to:
        J. Michael Schell, Esq.                      Richard Hall
  Skadden, Arps, Slate, Meagher & Flom LLP       Cravath, Swaine & Moore
            919 Third Avenue                         Worldwide Plaza
         New York, New York  10022                  825 Eighth Avenue
             (212) 735-3000                      New York, New York 10019
                                                     (212) 474-1000

                      CALCULATION OF REGISTRATION FEE

                                           Proposed  Proposed
                                           Maximum    Maximum
                              Amount      Offering   aggregate    Amount Of
      Title of Securities     to be       Price per  offering   Registration
      to be Registered     Registered(1)    Share     price(2)      Fee

      Common Stock, par
      value $.01 per
      share (and
      associated rights)    7,863,382       N/A     $265,731,545     $78,391

     ____________________

     (1) Represents maximum number of shares available for issuance under the Plans.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) and Rule 457(c), based on the sum of (i) the product of (a) $28.97 (the average high and low prices of the common stock, par value $.01 per share, of Falcon Drilling Company, Inc. (the "Falcon Common Stock") on December 23, 1997 on the New York Stock Exchange Composite Tape) times (b) 760,504 (the number of shares of Falcon Common Stock reserved for issuance upon the exercise of outstanding options to purchase Falcon Common Stock) and (ii) the product of (a) $34.31 (the average high and low prices of the common stock, par value $.05 per share, of Reading & Bates Corporation (the "R&B Common Stock") on December 23, 1997 on the New York Stock Exchange Composite Tape) times (b) 7,102,878 (the number of shares of R&B Common Stock reserved for issuance upon the exercise of outstanding options to purchase R&B Common Stock).


                                  PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents previously filed with the Securities and Exchange Commission (Commission file number 0-26388) by Falcon Drilling Company, Inc. ("Falcon") pursuant to the
     Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

          1. Falcon's Annual Report on Form 10-K for the year ended December 31, 1996 (which incorporates by reference certain information from Falcon's Proxy Statement relating to the 1996 Annual Meeting of Stockholders);

          2. Falcon's Current Reports on Form 8-K dated June 25, 1997, July 16, 1997 and August 8, 1997,
                    December 17, 1997 and December 24, 1997;

          3. Falcon's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          4. The Joint Proxy Statement/Prospectus of Falcon and Reading & Bates Corporation on Schedule 14A, dated November 20, 1997, which is included as part of the Registration Statement on Form S-4 (File No. 333-40627) of the Registrant.

          The following documents previously filed with the Securities and Exchange Commission (Commission file number 1-5587) by Reading & Bates Corporation ("R&B") pursuant to the Exchange Act are incorporated herein by reference:

          1. R&B's Annual Report on Form 10-K for the year ended December 31, 1996 (which incorporates by reference certain information from R&B's Proxy Statement relating to the 1996 Annual Meeting of Stockholders);

          2. R&B's Current Reports on Form 8-K dated January 7, 1997, January 21, 1997, January 28, 1997, February 19, 1997, February 26, 1997, March 17, 1997, March
                    26, 1997, April 16, 1997, April 21, 1997, May 2,
                    1997, May 13, 1997, May 28, 1997, June 18, 1997,
                    June 30, 1997, July 2, 1997, July 11, 1997, July
                    15, 1997, August 6, 1997 , August 22, 1997, August
                    27, 1997, September 11, 1997, September 12, 1997,
                    September 26, 1997, October 3, 1997, October 14, 1997, October 16, 1997, October 27, 1997, October 29, 1997, November 4, 1997, November 6, 1997,
                    November 21, 1997, December 16, 1997, December 17, 1997, December 23, 1997 and December 29, 1997;

          3. R&B's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

          4. The Joint Proxy Statement/Prospectus of Falcon and R&B on Schedule 14A, dated November 20, 1997, which is included as part of the Registration Statement on Form S-4 (File No. 333-40627) of the Registrant.

          The following documents previously filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

          1. The description of the Registrant's Common Stock (and attached rights) set forth in the Registration Statement on Form 8-A, dated December 19, 1997, filed by the Registrant pursuant to
                    Section 12 of the Exchange Act, including any amendment or report filed for purposes of updating any such description.

          All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

     ITEM 4.  DESCRIPTION OF SECURITIES.

          Not Applicable.

     ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not Applicable.

     ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          The Amended and Restated Certificate of Incorporation and Bylaws of R&B Falcon Corporation require the indemnification of directors and officers to the fullest extent permitted by law.

          Section 145 of the Delaware General Corporation Law authorizes and empowers R&B Falcon Corporation to indemnify the directors, officers, employees and agents of R&B Falcon Corporation against liabilities incurred in connection with, and related expenses resulting from, any claim, action or suit brought against any such person as a result of his relationship with R&B Falcon Corporation, provided that such person acted in good faith and in a manner such person reasonably believed to be in, and not opposed to, the best interests of R&B Falcon Corporation in connection with the acts or events on which such claim, action or suit is based. The finding of either civil or criminal liability on the part of such persons in connection with such acts or events is not necessarily determinative of the question of whether such persons have met the required standard of conduct and are, accordingly, entitled to be indemnified. The foregoing statements are subject to the detailed provisions of
     Section 145 of the General Corporation law of the State of Delaware.

          Article 6.1 of the Bylaws of R&B Falcon Corporation provides that R&B Falcon Corporation shall indemnify to the fullest extent authorized or permitted by law, any person made, or threatened to be made, a party to or otherwise involved in any action or proceeding by reason of the fact that he or she is or was a director or officer of R&B Falcon Corporation, at the request of R&B Falcon Corporation or by reason of the fact that such director or officer at the request of R&B Falcon Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity.

     ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

     ITEM 8.  EXHIBITS

          The following exhibits are filed as part of this registration statement or incorporated by reference herein.

     Exhibit
     Number                          Description

     5.1            Opinions of Leighton E. Moss, Esq. and Wayne
                    K. Hillin, Esq. regarding the legality of the securities being registered.

     15             Letter re: unaudited interim financial information.

     23.1           Consent of Arthur Andersen LLP, Houston, Texas.

     23.2           Consent of Arthur Andersen LLP, Houston, Texas.

     ITEM 9.  UNDERTAKINGS.

          (a)  The undersigned Registrant hereby undertakes:

             (1)  Not Applicable

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c)-(g)  Not Applicable.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (i)-(j)  Not Applicable.


                                 SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on December 30, 1997.

                              R&B FALCON CORPORATION

                              By: /s/ Steven A. Webster
                                  _____________________________
                                  Name:  Steven A. Webster
                                  Title: Chief Executive Officer
                                         and President

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on December 30, 1997.

                   NAME                                TITLE

          /s/ Paul B. Loyd, Jr.              Chairman of the Board and
          _______________________            Director
            Paul B. Loyd, Jr.

          /s/ Steven A. Webster              Chief Executive Officer,
          _______________________            President and Director
            Steven A. Webster

          /s/ Steven A. Webster              Chief Financial Officer
          _______________________
             Steven A. Webster

          /s/ Steven A. Webster              Controller (Principal
          _______________________            Accounting Officer)
             Steven A. Webster